UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2007
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee		38002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 16, 2007, we and our domestic subsidiaries entered into the First Amendment to Credit Agreement (the Amendment) related to the Credit Agreement dated as of June 30, 2006 (the Credit Agreement), among us, our domestic subsidiaries, and a group of banks led by Bank of America, N.A.
We entered into the Amendment in anticipation of our offering of convertible senior notes due 2014 (the Notes). The Amendment authorizes us to issue and make interest payments on the Notes. Additionally, the Amendment changes the leverage ratio covenant contained in the Credit Agreement to a net leverage ratio covenant, which allows us to subtract the unrestricted cash held by us and our domestic subsidiaries in excess of $10 million from the indebtedness of us and all of our subsidiaries when calculating the ratio.
A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Exhibits.
(c) Exhibits.

Exhibit
Number	Description
10.1	First Amendment to Credit Agreement dated as of November 16, 2007, related to the Credit Agreement dated as of June 30, 2006, among Wright Medical Group, Inc., its domestic subsidiaries, and a group of banks led by Bank of America, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 21, 2007

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment to Credit Agreement dated as of November 16, 2007, related to the Credit Agreement dated as of June 30, 2006, among Wright Medical Group, Inc., its domestic subsidiaries, and a group of banks led by Bank of America, N.A.